Exhibit 10.4

FORM OF SUBSCRIPTION AGREEMENT

This subscription agreement (this “Subscription Agreement”) is being entered into as of November 8, 2021, by and between Biotech Acquisition Company, a Cayman Islands exempted company (together with any successor thereto, including after the Domestication (defined below), the “Company”), and the undersigned subscriber (“Subscriber”).

WHEREAS, this Subscription Agreement is being entered into in connection with that certain Agreement and Plan of Merger, dated as of November 8, 2021 (as it may be amended, the “Transaction Agreement”), by and among, the Company, Blade Therapeutics, Inc., a Delaware corporation (“Blade”), Blade Merger Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Blade Merger Sub”), and certain other parties named therein, pursuant to which, upon the terms and subject to the conditions therein, Blade Merger Sub will be merged with and into Blade, with Blade surviving as a wholly owned subsidiary of the Company (the “Transaction”);

WHEREAS, the Company has sought commitments to purchase shares of the Company’s common stock, par value $0.0001 per share (after giving effect to the Domestication) (the “Common Shares”), for a purchase price of $10.00 per share (the “Purchase Price”), in a private placement to be consummated after the Domestication and immediately prior to the consummation of the Transaction (the “Offering”) pursuant to the terms and subject to the conditions set forth in the Subscription Agreements (as defined below);

WHEREAS, in connection with the Transaction and this Subscription Agreement, the Company, Subscriber and the other parties thereto will enter into an Amended and Restated Registration Rights Agreement, in the form attached to the Transaction Agreement as Exhibit C and provided to Subscriber on or prior to the date hereof (the “Registration Rights Agreement” and, together with this Subscription Agreement, the “Subscription Documents”); and

WHEREAS, pursuant to the Offering, on or about the date of this Subscription Agreement, the Company is entering into subscription agreements (the “Other Subscription Agreements” and together with this Subscription, the “Subscription Agreements”) with certain other investors (the “Other Subscribers” and together with Subscriber, the “Subscribers”), pursuant to which such Subscribers have agreed to purchase on the closing date of the Transaction, inclusive of the Shares (as defined below), an aggregate amount of 2,430,000 Shares, at the Purchase Price (the shares of the Other Subscribers, the “Other Subscribed Shares”) for an aggregate purchase price, inclusive of the Aggregate Purchase Price (as defined below), of $24,300,000.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, Subscriber and the Company agree as follows:

1. Subscription. Effective as of the date written above (the “Subscription Date”), subject to the satisfaction or waiver of the conditions to closing set forth in Sections 2 and 3 below, Subscriber hereby subscribes for and agrees to purchase from the Company such number of Common Shares as is set forth on the signature page of this Subscription Agreement (the “Shares”) at the per Share price equal to the Purchase Price and on the terms and subject to the conditions provided for herein. Subscriber acknowledges and agrees that, as a result of the Domestication, the Common Shares that will be issued pursuant hereto at the Closing (as defined below) shall be shares of common stock in a Delaware corporation (and not shares in a Cayman Islands exempted company).

2. Closing; Delivery of Shares.

(a) The closing of the sale of Shares contemplated hereby (the “Closing,” and the date that the Closing actually occurs, the “Closing Date”) is conditional on the subsequent occurrence of the consummation of the Transaction (the “Transaction Closing”). The Closing shall occur on the date of, and immediately prior to, the consummation of the Transaction, but after the Company’s transfer by way of continuation out of the Cayman Islands and domestication into the State of Delaware pursuant to the applicable provisions of the Cayman Islands Companies Act (As Revised) (as amended, the “Cayman Act”) and the General Corporation Law of the State of Delaware (as more fully described in the Transaction Agreement, the “Domestication”).

(b) The Company shall provide written notice (which may be via email) to Subscriber (the “Closing Notice”) that the Company reasonably expects the consummation of the Transaction to occur on a date specified in the notice (the “Scheduled Closing Date”) not less than three (3) business days after the date of the Closing Notice, which Closing Notice shall contain the Company’s wire instructions for an escrow account (the “Escrow Account”) established by the Company with a third party escrow agent (the “Escrow Agent”) to be identified in the Closing Notice. The failure of the Closing to occur on the Scheduled Closing Date shall not terminate this Subscription Agreement or otherwise relieve either party of any of its obligations hereunder. Provided that the Closing Notice is timely delivered in accordance with the foregoing, at least one (1) business day prior to the Scheduled Closing Date, Subscriber shall deliver to the Escrow Account the aggregate Purchase Price for the Shares subscribed (the “Aggregate Purchase Price”) by wire transfer of United States dollars in immediately available funds. The wire transfer shall identify Subscriber and, unless otherwise agreed by the Company, the funds shall be wired from an account in Subscriber’s or its affiliates’ name(s). Upon the Closing, the Company shall provide instructions to the Escrow Agent to release the funds in the Escrow Account to the Company against delivery to Subscriber of the Shares, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in book-entry form as set forth in Section 2(c) below. If this Subscription Agreement is terminated prior to the Closing and any funds have already been sent by Subscriber to the Escrow Account, or the Closing Date does not occur within three (3) business days after the Scheduled Closing Date specified in the Closing Notice, the Company shall or shall cause the Escrow Agent to promptly (but not later than five (5) business days after the Scheduled Closing Date specified in the Closing Notice), return the funds delivered by Subscriber for payment of the Subscription Amount by wire transfer in immediately available funds to the account specified in writing by Subscriber (provided, that the failure of the Closing Date to occur within such three (3) business day period and the return of the relevant funds shall not relieve Subscriber from its obligations under this Subscription Agreement for a subsequently rescheduled Closing Date determined by the Company in good faith and indicated to Subscriber in a timely delivered subsequent Closing Notice).

(c) On the Closing Date, promptly after the Closing, the Company shall deliver (or cause the delivery of) the Shares to Subscriber (in the name of Subscriber, its permitted assignee or its custodian, in each case, as indicated on Subscriber’s signature page hereto) in book-entry form (and, at the written request of Subscriber, the Company shall use its best efforts to deliver promptly after the Closing Date a certificate, duly executed on behalf of the Company and countersigned by the Company’s transfer agent, representing the Shares), with the restrictive legend described in Section 5(b) of this Subscription Agreement but otherwise free and clear of any liens or other restrictions (other than those arising under applicable securities laws).

3. Closing Conditions. In addition to the condition set forth in the first sentence of Section 2(a) above:

(a) The Closing is also subject to the satisfaction or valid waiver by the Company and Subscriber of the conditions that, on the Closing Date:

(i) no (i) suspension of the qualification of the Shares for offering or sale or trading in any jurisdiction, (ii) initiation or threatening of any proceedings for any of such purposes or (iii) delisting of the Common Shares shall have occurred and be continuing;

(ii) no governmental authority of competent jurisdiction with respect to the sale of the Shares shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition; and

(iii) all conditions precedent to the consummation of the Transaction as set forth in the Transaction Agreement, including receipt of all necessary shareholder approvals, shall have been satisfied (as determined in good faith by the parties to the Transaction Agreement) or waived by the parties thereto in accordance with the requirements of the Transaction Agreement (other than those conditions which, by their nature, are to be satisfied at the Transaction Closing (including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Shares pursuant to this Subscription Agreement and any other subscription agreements entered into in connection with the Offering)).

(b) The obligations of the Company to consummate the Closing are also subject to the satisfaction or valid waiver by the Company of the additional conditions that, on the Closing Date:

(i) all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such date), and consummation of the Closing shall constitute a reaffirmation by Subscriber of each of the representations, warranties and agreements of Subscriber contained in this Subscription Agreement as of the Closing Date;

(ii) Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to Closing; and

(iii) Subscriber shall have delivered an executed copy of the investor representation letter to the Placement Agents in the form set forth in Exhibit B attached hereto (the “Investor Representation Letter”).

(c) The obligations of Subscriber to consummate the Closing are also subject to the satisfaction or valid waiver by Subscriber of the additional conditions that, on the Closing Date:

(i) all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect , which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such date), and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations, warranties and agreements of the Company contained in this Subscription Agreement as of the Closing Date;

(ii) the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to Closing;

(iii) the Transaction Agreement shall not have been amended or modified, nor shall any provisions thereunder have been waived, in any case, in a manner that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber (in its capacity as such) would reasonably expect to receive under this Subscription Agreement or the liabilities that Subscriber would reasonably expect to incur under this Subscription Agreement without the written consent of Subscriber, and, without limiting the foregoing, the amount or form of the total consideration issuable in the Transaction shall not have been amended or modified in any material respect and the condition set forth in Section 9.03(e) of the Transaction Agreement shall not have been amended, waived or otherwise modified without the prior written consent of the Designated Stockholders (as defined in the Transaction Agreement) in accordance with the requirements of the Transaction Agreement;

(iv) there shall have been no amendment, modification or waiver of any Other Subscription Agreement that materially benefits the Other Subscriber thereunder unless Subscriber has been offered the same benefits, and neither the Company nor Blade shall have entered into any side letter or other similar agreement (other than the Other Subscription Agreements and subject to the rights of the Designated Stockholders expressly set forth in the Transaction Agreement) that materially benefits any Other Subscriber or other party thereto, unless Subscriber has been offered the same benefits; and

(v) the Company’s listing application with the Nasdaq Capital Market (“Nasdaq”) (or, at the election of the Company, the New York Stock Exchange (“NYSE”)) in connection with the Transaction shall have been conditionally approved and, immediately following the Transaction Closing, the Company shall satisfy any applicable initial and continued listing requirements of Nasdaq or the NYSE, as applicable, and the Shares shall have been approved for listing on Nasdaq or the NYSE, as applicable, subject only to official notice of issuance.

4. Company Representations and Warranties. The Company represents and warrants to Subscriber that:

(a) As of the date hereof, the Company is duly formed, validly existing and in good standing under the laws of the Cayman Islands, and as of the Closing, after giving effect to the Domestication, the Company will be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under the Subscription Documents and the Other Subscription Agreements. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. The Company has no subsidiaries other than Blade Merger Sub.

(b) All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into the Subscription Agreement, and to issue the Shares at the Closing been taken by the Company’s Board of Directors, and as of the Closing, will have been taken by the Company’s stockholders. Each of the Subscription Documents and the Other Subscription Agreements has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c) Upon the consummation of the Domestication, the Shares will have been duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, and registered with the Company’s transfer agent, the Shares will be validly issued, fully paid, non-assessable and free and clear of any liens or other restrictions whatsoever (other than any liens or restrictions imposed by applicable securities laws) and will not have been issued in violation of or subject to any purchase option, right of first refusal, preemptive right, subscription right or any similar rights created under the Company’s organizational documents or applicable law or other contract binding on the Company.

(d) As of the date hereof, the share capital of the Company is $55,500 divided into 500,000,000 Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), 50,000,000 Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares”), and 5,000,000 preference shares, par value $0.0001 per share (the “Preference Shares”), each having the rights and preferences set forth in the Company’s Amended and Restated Memorandum and Articles of Association (the “Current Charter”) as in effect as of the date hereof. As of the date of this Subscription Agreement, there are issued and outstanding (A) 23,000,000 Class A Ordinary Shares, (B) 5,750,000 Class B Ordinary Shares, (C) no Preference Shares, (D) 11,500,000 redeemable public warrants to purchase Class A Ordinary Shares, and (E) 6,000,000 private placement warrants to purchase Class A Ordinary Shares. Immediately prior to the Closing, giving effect to the Domestication, (i) the authorized capital stock of the Company will consist of 240,000,000 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), 10,000,000 shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), and 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), and (ii) there will be issued and outstanding (A) 23,000,000 shares of Class A Common Stock, (B) 5,750,000 shares of Class B Common Stock, (C) no shares of Preferred Stock, (D) 11,500,000 redeemable public warrants to purchase shares of Class A Common Stock, and (E) 6,000,000 private placement warrants to purchase shares of Class A Common Stock (for purposes of this clause (ii), prior to giving effect to the redemption of any Public Shareholders, the issuance of any of the Shares or the Other Subscribed Shares or other shares of Class A Common Stock of the Company issued in a private placement for an amount per share at least equal to the Purchase Price without violation of this Subscription Agreement, and subject to any convertible promissory notes that are issued by the Company to the Sponsor or its affiliates or certain of the Company’s directors or officers in accordance with the Prospectus for working capital loans made by them prior to the Closing). All of the Company’s outstanding ordinary shares are duly authorized, validly issued, fully paid and non-assessable and are not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any applicable provisions of the Cayman Act, the Current Charter (and upon the Domestication, the certificate of incorporation and bylaws of the Company) or any contract or agreement to which the Company is a party. None of the outstanding ordinary shares have been issued in violation of any applicable securities laws. Except as set forth above in this Subscription Agreement and pursuant to the Other Subscription Agreements, the Transaction Agreement, and the ability of the Company to issue Company warrants in respect of working capital loans in accordance with the terms of the Prospectus and the Company’s organizational documents, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any equity interests in the Company or securities convertible into or exchangeable or exercisable for such equity interests. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the Company other than (i) as set forth in the SEC Reports and (ii) as contemplated by the Transaction Agreement.

(e) Assuming the accuracy of Subscriber’s representations and warranties in Section 5, the execution, delivery and performance of the Subscription Documents and the Other Subscription Agreements, and the consummation by the Company of the transactions that are the subject of, the Subscription Documents (including the issuance and sale of the Shares) and the Other Subscription Agreements in compliance herewith and therewith, will be done in accordance with the rules of Nasdaq (or NYSE, as applicable) and applicable federal and state security laws. The execution, delivery and performance of this Subscription Agreement and the consummation of the transactions contemplated by this Subscription Agreement (including the issuance and sale of the Shares) will not result in (i) a breach or violation of any of the terms or provisions of, or constitute a default under, with or without the passage of time and giving of notice or both, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, license, lease or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject, in each case, which would have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Company (a “Material Adverse Effect”) or affect the validity of the Shares or the legal authority of the Company to comply in all material respects with the terms of the Subscription Documents or the Other Subscription Agreements; (ii) any violation of the provisions of the organizational documents of the Company (including the organizational documents of the Company following the Domestication); or (iii) any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would have a Material Adverse Effect or affect the validity of the Shares or the legal authority of the Company to comply with this Subscription Documents or the Other Subscription Agreements.

(f) The Company has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which Subscriber could become liable (it being understood that Subscriber will effectively bear its pro rata share of any such expense indirectly as a result of its investment in the Company). Other than Barclays Capital Inc. (“Barclays”) and Cantor Fitzgerald & Co. (“CFCO”, each of Barclays and CFCO, a “Placement Agent” and together the “Placement Agents”), the Company is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Common Shares in the Offering.

(g) Except for or in respect of any changes (including any required restatements of reports or of financial statements contained therein) to the Company’s historical accounting of the Company’s warrants as equity rather than as liabilities (“Warrant Accounting Treatment Changes”) that may be required as a result of the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies that was issued by the U.S. Securities and Exchange Commission (the “SEC”) on April 12, 2021, and related guidance by the SEC (the “SEC April Warrant Statement”), as of their respective dates, all reports, statements, schedules, registration statements, prospectuses, proxy statements and other documents (the “SEC Reports”) filed or required to be filed by the Company with the SEC complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except for any Warrant Accounting Treatment Changes, the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods presented, subject, in the case of unaudited statements, to normal, year-end audit adjustments and the absence of complete footnotes. The Company has timely filed with the SEC each SEC Report that the Company was required to file with the SEC. A copy of each SEC Report is available to Subscriber via the SEC’s EDGAR system.

(h) Other than the Other Subscription Agreements and the Transaction Agreement, the Company has not entered into any side letter or similar agreement with any other subscriber or any other investor in connection with such other subscriber’s or investor’s direct or indirect investment in the Company.

(i) Except for such matters as have not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof, there is no (i) action, suit, claim or other proceeding by or before any governmental or other regulatory or self-regulatory agency, entity or body with authority or jurisdiction over the Company, pending, or, to the knowledge of the Company, threatened in writing against the Company, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Company.

(j) The Company is not, and immediately after receipt of payment for the Shares and the Other Subscribed Shares and the consummation of the Transaction, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(k) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 5, in connection with the offer, sale and delivery of the Shares in the manner contemplated by this Subscription Agreement, it is not necessary to register the Shares under the Securities Act. The Shares (i) have not been offered by any form of general solicitation or general advertising and (ii) have not been offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

(l) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company, except for a Disqualification Event as to which Rule 506(d)(2)(ii-iv) or (d)(3) is applicable.

(m) The Company is in all material respects in compliance with applicable required provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder.

(n) Neither the Company nor Blade has entered into any subscription agreement, side letter or similar agreement or understanding with any Other Subscriber in connection with such Other Subscriber’s direct or indirect investment in the Company other than as contemplated by the Other Subscription Agreements (subject to the rights of the Designated Stockholders expressly set forth in the Transaction Agreement), and the Other Subscription Agreements reflect the same Purchase Price and other terms with respect to the purchase of Common Shares thereunder that are not more advantageous to such Other Subscriber than the terms of this Subscription Agreement.

(o) The Company acknowledges and agrees that, notwithstanding anything herein to the contrary, the Shares may be pledged by Subscriber in connection with a bona fide margin agreement, provided such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and Subscriber, in effecting a pledge of Shares, shall not be required to provide the Company with any notice thereof; provided, however, that neither the Company or its counsel shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Shares are not subject to any contractual prohibition on pledging or lock up, the form of such acknowledgment to be subject to review and comment by the Company in all respects.

(p) The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable Section 203 of the Delaware General Corporation Law, and any other control share acquisition, business combination or other similar anti-takeover provision under the organizational documents of the Company or applicable law that is or could become applicable to Subscriber as a result of the transactions contemplated by this Subscription Agreement or the Transaction Agreement, including the Company’s issuance of the Shares or any other Common Shares. The Company has not adopted a shareholders rights plan (or “poison pill”) or similar arrangement relating to accumulations of beneficial ownership of Common Shares or a change in control of the Company.

(q) (i) There has been no action taken by the Company, or, to the knowledge of the Company, any officer, director, equityholder, manager, employee, agent or representative of the Company, in each case, acting on behalf of the Company, in violation of any applicable Anti-Corruption Laws (as herein defined), (ii) the Company has not been convicted of violating any Anti-Corruption Laws or subjected to any investigation by a governmental authority for violation of any applicable Anti-Corruption Laws, (iii) the Company has not conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any governmental authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Laws and (iv) the Company has not received any written notice or citation from a governmental authority for any actual or potential noncompliance with any applicable Anti-Corruption Laws. As used herein, “Anti-Corruption Laws” means any applicable laws relating to corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977 (as amended), the UK Bribery Act 2010, and any similar law that prohibits bribery or corruption.

(r) The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Subscription Agreement or the Transaction Agreement (including, without limitation, the issuance of the Shares) (other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) the filings required in accordance with Section 6, (iv) those required by Nasdaq, including with respect to obtaining approval of the Company’s stockholders, (v) filings pursuant to applicable antitrust laws, (vi) consents or other approvals, waivers or authorizations required for the consummation of the transactions contemplated by the Transaction Agreement that the Company reasonably expects to receive on or prior to the Closing), in each case the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Shares

(s) The Company understands that the foregoing representations and warranties shall be deemed material to and have been relied upon by Subscriber.

5. Subscriber Representations, Warranties and Covenants. Subscriber represents and warrants to the Company that:

(a) Subscriber is either a U.S. investor or non-U.S. investor as set forth under its name on the signature page hereto, and accordingly represents the applicable additional matters under clause (i) or (ii) below:

(i) Applicable to U.S. investors: At the time Subscriber was offered the Shares, it was, and as of the date hereof, Subscriber is, (i) a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) and/or an institutional “accredited investor” (within the meaning of Rule 501(a) of Regulation D under the Securities Act) as indicated in the questionnaire attached as Exhibit A hereto, and (ii) is acquiring the Shares only for its own account and (iii) not for the account of others, and not on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Subscriber is not an entity formed for the specific purpose of acquiring the Shares.

(ii) Applicable to non-U.S. investors: Subscriber understands that the sale of the Shares is made pursuant to and in reliance upon Regulation S promulgated under the Securities Act (“Regulation S”). Subscriber is not a U.S. Person (as defined in Regulation S), it is acquiring the Shares in an offshore transaction in reliance on Regulation S, and it has received all the information that it considers necessary and appropriate to decide whether to acquire the Shares hereunder outside of the United States. Subscriber is not relying on any statements or representations made in connection with the transactions contemplated hereby other than representations contained in this Subscription Agreement. Subscriber understands and agrees that Securities sold pursuant to Regulation S may be subject to restrictions thereunder, including compliance with the distribution compliance period provisions therein.

(b) Subscriber is aware that the sale of the Shares to Subscriber is being made in reliance on a private placement exemption from registration under the Securities Act and Subscriber is acquiring the Shares for its own account or for an account over which Subscriber exercises sole discretion for another qualified institutional buyer or accredited investor. Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares delivered at the Closing have not been registered under the Securities Act or any other applicable securities laws and are being offered for resale in a transaction not requiring registration under the Securities Act. Subscriber understands that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and that any certificates (if any) or any book-entry shares representing the Shares delivered at the Closing shall contain a legend or restrictive notation to such effect (which legend shall be subject to removal as provided in Section 10 of this Subscription Agreement). Subscriber acknowledges that the Shares will not immediately be eligible for resale pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”). Subscriber understands and agrees that the Shares, until registered under an effective registration statement, will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares. By making the reservations herein, Subscriber does not agree to hold the Shares for any minimum or specific term and reserves the right to transfer or otherwise dispose of any of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act other than except as provided in any applicable written contractual arrangement with Subscriber in effect with respect to such Subscriber’s Shares.

(c) Subscriber understands and agrees that Subscriber is purchasing Shares directly from the Company. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by the Company, or any of its officers or directors or other Representatives, expressly (other than those representations, warranties, covenants and agreements included in this Subscription Agreement or any certificate or other document delivered by or on behalf of the Company pursuant hereto) or by implication.

(d) Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Shares. Without limiting the generality of the foregoing, Subscriber acknowledges that it has had the opportunity to review the following items (collectively, the “Disclosure Documents”): (i) the final prospectus of the Company, dated as of January 25, 2021 and filed with the SEC (File No. 333-251834) on January 27, 2021 (the “Prospectus”), (ii) each SEC Report filed pursuant to the Exchange Act through the date of this Subscription Agreement, (iii) the Transaction Agreement, a copy of which will be filed by the Company with the SEC and (iv) the investor presentation, dated November 2021, by the Company and Blade (the “Investor Presentation”), a copy of which will be furnished by the Company to the SEC. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask the Company’s management questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. Subscriber has conducted its own investigation of the Company, Blade and the Shares and Subscriber has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Shares. Subscriber further acknowledges that the information contained in the Disclosure Documents is subject to change, and that any changes to the information contained in the Disclosure Documents, including any changes based on updated information or changes in terms of the Transaction, shall in no way affect Subscriber’s obligation to purchase the Shares hereunder, except as otherwise provided herein, and that, in purchasing the Shares, Subscriber is not relying upon any projections contained in the Investor Presentation.

(e) Subscriber became aware of the Offering of the Shares solely by means of direct contact between Subscriber and the Company, a Placement Agent or a representative of the Company or a Placement Agent, and the Shares were offered to Subscriber solely by direct contact between Subscriber and the Company, a Placement Agent or a representative of the Company or a Placement Agent. Subscriber acknowledges that the Company represents and warrants that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. Subscriber has a substantive pre-existing relationship with the Company, Blade or their respective affiliates or either Placement Agent for this Offering of the Shares. Neither Subscriber, nor any of its directors, officers, employees or agents has either directly or indirectly, including through a broker or finder, (i) to its knowledge, engaged in any general solicitation in connection with the Offering, or (ii) published any advertisement in connection with the Offering.

(f) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the Disclosure Documents and the SEC Reports. Subscriber is able to fend for itself in the transactions contemplated herein and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision, and Subscriber has the ability to bear the economic risks of the investment and can afford the complete loss of such investment. No Placement Agent, nor any of its affiliates, nor any of its or their respective control persons, officers, directors or employees shall have any liability to Subscriber (or any account for which Subscriber is acquiring the Shares) in connection with any purchase of the Shares. Subscriber (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private placement transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Shares. Subscriber understands and acknowledges that the purchase and sale of the Shares hereunder meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(g) Alone, or together with any professional advisor(s), Subscriber has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.

(h) Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of this Offering of the Shares or made any findings or determination as to the fairness of this investment or the accuracy or adequacy of the Disclosure Documents.

(i) Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation. Subscriber has the power and authority to enter into, deliver and perform Subscriber’s obligations under this Subscription Agreement.

(j) The execution, delivery and performance by Subscriber of this Subscription Agreement are within the powers of Subscriber, have been duly authorized and will not constitute or result in a breach or default under or conflict with any law, statute, rule or regulation applicable to Subscriber, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which Subscriber is a party or by which Subscriber is bound, and will not violate any provisions of Subscriber’s organizational documents, in each case except as would not materially delay, impair or prevent Subscriber’s ability to consummate the purchase of the Shares contemplated herein. This Subscription Agreement constitutes a legal, valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(k) No review of Disclosure Documents, inquiries, assessment or due diligence or other investigation conducted by or on behalf of Subscriber in connection with making its decision to acquire the Shares nor any representations and warranties made by Subscriber herein shall modify, amend, limit or otherwise affect Subscriber’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained herein.

(l) Subscriber is not (i) a person named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List, or a person prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank or (iv) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States (collectively, a “Prohibited Investor”). If Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Shares were legally derived.

(m) Subscriber acknowledges and agrees that (i) it has not relied on any statements provided by a Placement Agent or any affiliates of a Placement Agent with respect to its decision to invest in the Shares, including information related to the Company, Blade, the quality or value of the Shares and the offer and sale of the Shares, (ii) no Placement Agent, nor any affiliate of any Placement Agent, has provided Subscriber with any information or advice with respect to the Shares, nor is such information or advice necessary or desired, and the Company and the Placement Agents and their respective affiliates may have acquired, and later may come into possession of, non-public information with respect to the Company or Blade that is not known to Subscriber and that may be material to a decision to enter into this transaction to purchase the Shares, which Subscriber agrees need not be provided to it, and (iii) no Placement Agent nor any of their respective affiliates has prepared any disclosure or offering document in connection with the offer and sale of the Shares.

(n) In connection with the issuance of the Shares to Subscriber, no Placement Agent nor any of their respective affiliates has acted as an underwriter of the Shares or as a financial advisor or fiduciary to Subscriber. Subscriber agrees the Placement Agents shall not be liable to any Subscriber for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with Subscriber’s purchase of the Shares. Subscriber agrees that each Placement Agent and each of its directors, officers, employees, affiliates, representatives and controlling persons have made no independent investigation with respect to the Company, Blade or the Shares or the accuracy, completeness or adequacy of any information supplied to Subscriber by the Company or Blade. Subscriber acknowledges that such information was prepared without the participation of the Placement Agents, and the Placement Agents do not assume any responsibility for independent verification of, or the accuracy or completeness of, such information. In connection with the issue and purchase of the Shares, no Placement Agent has acted as Subscriber’s financial advisor or fiduciary. In addition, Subscriber acknowledges and agrees that no Placement Agent has provided any recommendation or investment advice or solicited any action from Subscriber with respect to the offer and sale of the Shares and Subscriber has consulted with its own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. Subscriber further acknowledges and agrees that, although each Placement Agent may choose to provide certain Regulation Best Interest and Form CRS disclosures or other documentation to Subscriber in connection with the offer and sale of the Shares, no Placement Agent is making a recommendation to Subscriber to participate in the offer and sale of the Shares or enter into a subscription agreement with the Company with respect thereto, and nothing set forth in any such disclosure or documents that may be provided to Subscriber from time to time is intended to suggest that a Placement Agent is making such a recommendation. Subscriber further acknowledges that Barclays is acting as placement agent in connection with the offer and sale of the Shares to be issued by the Company and has been engaged by Blade to provide financial and capital markets advisory services to Blade in connection with the Transaction and that Barclays may receive fees both for its placement agent services and financial advisory services.

(o) Subscriber will have on each date any portion of the Aggregate Purchase Price would be required to be funded to the Company pursuant to this Subscription Agreement, sufficient immediately available funds to pay the Aggregate Purchase Price.

(p) If Subscriber is an employee benefit plan that is subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) neither the Company, nor any of its respective affiliates has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Shares, and none of the Company or any of its respective affiliates shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Shares and (ii) its acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under the Code, or any applicable similar law, to the extent such laws are applicable to Subscriber.

(q) Subscriber agrees that, from the date of this Subscription Agreement until the Closing or the earlier termination of this Subscription Agreement, none of Subscriber, its controlled affiliates, or any person or entity acting on behalf of Subscriber or any of its controlled affiliates or pursuant to any understanding with Subscriber or any of its controlled affiliates will engage in any Short Sales with respect to securities of the Company prior to the Closing. For the purposes hereof, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), including through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, nothing herein shall prohibit other entities under common management with Subscriber that have no knowledge of this Subscription Agreement or of Subscriber’s participation in this transaction (including Subscriber’s controlled affiliates and/or affiliates) from entering into any Short Sales.

6. Registration Rights. The parties hereto acknowledge and agree that, in respect of the Shares, Subscriber shall be entitled to the rights and benefits set forth in the Registration Rights Agreement.

7. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of: (a) the mutual written agreement of each of the parties hereto and Blade to terminate this Subscription Agreement; (b) such date and time as the Transaction Agreement is terminated in accordance with its terms; (c) written notice by either party to the other if any of the conditions to the Closing set forth in Section 3 of this Subscription Agreement are not satisfied or waived, or are not capable of being satisfied (in any case, other than as a result of a material breach of this Subscription Agreement by the party seeking to terminate or enforce such termination hereunder), on or prior to the Transaction Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be and are not consummated at the Transaction Closing; or (d) written notice by either party to the other party to terminate this Subscription Agreement if the transactions contemplated by this Subscription Agreement are not consummated on or prior to the Termination Date (as defined in the Transaction Agreement as in effect on the date hereof); provided, that (i) nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach, and (ii) the provisions of Sections 7, 8, 9, 11 and 12 of this Subscription Agreement will survive any termination of this Subscription Agreement and continue indefinitely. The Company shall notify Subscriber of the termination of the Transaction Agreement promptly (and in any event within five (5) business days) after the termination of such agreement. Upon the termination of this Subscription Agreement in accordance with this Section 7, any monies paid by Subscriber to the Company in connection herewith shall be promptly (and in any event within two (2) business days after such termination) returned to Subscriber.

8. Trust Account Waiver. Subscriber hereby represents and warrants that it has read the Prospectus and understands that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and the overallotment shares acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s Public Shareholders (including overallotment shares acquired by the Company’s underwriters, the “Public Shareholders”), and that, except as otherwise described in the Prospectus, the Company may disburse monies from the Trust Account only: (a) to the Public Shareholders in the event they elect to redeem their Company shares in connection with the consummation of the Company’s initial business combination (as such term is used in the Prospectus) (the “Business Combination”) or in connection with an extension of its deadline to consummate a Business Combination, (b) to the Public Shareholders if the Company fails to consummate a Business Combination within 24 months after the closing of the IPO, subject to extension by amendment to the Company’s organizational documents, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any taxes or (d) to the Company after or concurrently with the consummation of a Business Combination. For and in consideration of the Company entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Subscriber hereby agrees on behalf of itself and its affiliates that, notwithstanding anything to the contrary in this Subscription Agreement, neither Subscriber nor any of its affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), with respect to any claim based upon, arising out of, resulting from, in connection with or relating to this Subscription Agreement or the transactions contemplated hereby, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (the “Released Claims”). Subscriber on behalf of itself and its affiliates hereby irrevocably waives any Released Claims that Subscriber or any of its affiliates may have against the Trust Account (including any distributions therefrom) now or in the future and will not seek recourse against the Trust Account (including any distributions therefrom) for any Released Claims. Subscriber agrees and acknowledges that such irrevocable waiver is material to this Subscription Agreement and specifically relied upon by the Company and its affiliates to induce the Company to enter in this Subscription Agreement, and Subscriber further intends and understands such waiver to be valid, binding and enforceable against Subscriber and each of its affiliates under applicable law. Notwithstanding the foregoing, nothing in this Section 8 shall be deemed to limit Subscriber’s right, title, interest or claim to any monies held in the Trust Account as a Public Shareholder or otherwise by virtue of its record or beneficial ownership of any Common Shares outstanding on the date hereof (whether acquired by Subscriber prior to, on or after the date hereof), pursuant to a validly exercised redemption right with respect to any such Common Shares, and, for the avoidance of doubt, nothing contained herein shall limit Subscriber’s rights, if any, in respect of the Transaction Agreement and the transactions contemplated thereby. Notwithstanding anything to the contrary contained in this Subscription Agreement, the provisions of this Section 8 shall survive the Closing or any termination of this Subscription Agreement and last indefinitely.

9. Miscellaneous.

(a) Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Shares acquired hereunder, if any, subject to applicable securities laws) may be transferred or assigned by Subscriber without the prior written consent of the Company, and any purported transfer or assignment without such consent shall be null and void ab initio. Neither this Subscription Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned by the Company, and any purported transfer or assignment without such consent shall be null and void ab initio. Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager that acts on behalf of Subscriber) or, with the Company’s prior written consent, to another person; provided, that (i) such assignee (A) executes and delivers to the Company an agreement in writing reasonably acceptable to the Company for the assignee to be bound by the terms and conditions of this Subscription Agreement that apply to Subscriber and with such assignee making each of the representations and warranties of Subscriber under this Subscription Agreement as of the effective date of such assignment, and (B) delivers to the Company a completed and executed copy of the questionnaire attached as Exhibit A hereto for the assignee and (ii) no such assignment shall relieve Subscriber of its obligations hereunder if any such assignee fails to perform such obligations, unless the Company has given its prior written consent to such relief

(b) Prior to the Closing, Subscriber agrees to promptly notify the Company and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate such that the conditions set forth in Sections 3(b)(i) and 3(b)(ii) would not be satisfied as of the Closing. Subscriber agrees that the purchase by Subscriber of the Shares from the Company will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by Subscriber as of the time of such purchase. Prior to the Closing, the Company agrees to promptly notify Subscriber if any of the acknowledgments, understandings, agreements, representations and warranties of the Company set forth herein are no longer accurate such that the conditions set forth in Sections 3(c)(i) and 3(c)(ii) would not be satisfied as of the Closing. The Company agrees that the sale to Subscriber of the Shares by the Company will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Company as of the time of such sale. Subscriber acknowledges that the Company and the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in this Subscription Agreement as if they were made directly to them. Subscriber acknowledges and agrees that each Placement Agent is a third-party beneficiary of the representations, warranties and covenants of Subscriber contained in Section 5 of this Subscription Agreement (and may rely on such representations to the same extent as if addressed to such Placement Agent). Furthermore, the Company shall be deemed to make all the representations and warranties to the Placement Agents that the Company has made to Subscriber. Except as expressly set forth herein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

(c) Each of the Company, Blade, the Placement Agents and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Except as required by applicable law, regulation, SEC or stock exchange requirement or legal process, Subscriber shall not issue any press release or make any other similar public statement with respect to the transactions contemplated hereby without the prior written consent of the Company (such consent not to be unreasonably withheld or delayed).

(d) All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(e) This Subscription Agreement may not be amended, modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought; provided, however, that no modification or waiver by the Company of the provisions of this Subscription Agreement shall be effective without the prior written consent of Blade (other than modifications or waivers that are solely ministerial in nature or otherwise immaterial and do not affect any economic or any other material term of this Subscription Agreement). No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or other exercise of any right, power or privilege hereunder.

(f) The Subscription Documents constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof (other than the Transaction Agreement and any confidentiality agreement entered into by the Company and Subscriber in connection with the Offering).

(g) This Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(h) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect. Upon such determination that any provision is invalid, illegal or unenforceable, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(i) This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(j) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(k) Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(l) Except as required by applicable law, regulation, SEC or stock exchange requirement or legal process, the Company shall not publicize or disclose Subscriber’s identity, beneficial ownership of Shares or any other information about Subscriber or its business without prior advance written notice to Subscriber and the incorporation of any reasonable comments of Subscriber in relation thereto. The foregoing shall apply to any press release issued by the Company or Form 8-K filed by the Company with the SEC in connection with the execution and delivery of the Transaction Agreement or this Subscription Agreement and the filing of any related documentation with the SEC (and any other documents or communications provided by the Company to any governmental authority or to security holders of the Company). Subject to the foregoing, Subscriber will promptly provide any necessary information reasonably requested by the Company for any regulatory application or filing made or approval sought in connection with the Transaction (including filings with the SEC).

(m) This Subscription Agreement, and all actions arising out of or in connection with this Subscription Agreement, shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles relating to conflict of laws that would result in the application of the laws of any other state. Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the state and federal courts seated in New York County, New York (and any appellate courts thereof) in any action or proceeding arising out of or relating to this Subscription Agreement, and each of the parties hereby irrevocably and unconditionally (a) agrees not to commence any such action or proceeding except in such courts, (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in such court, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such court, and (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other Proceeding relating to the transactions contemplated by this Subscription Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 9(n). Nothing in this Section 9(m) shall affect the right of any party to serve legal process in any other manner permitted by law. Each party hereby knowingly, voluntarily and intentionally irrevocably waives the right to a trial by jury in respect to any litigation, dispute, claim, legal action or other legal proceeding based hereon, or arising out of, under, or in connection with, this Subscription Agreement or the transactions contemplated hereby.

(n) All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered by facsimile or email, with affirmative confirmation of receipt, (iii) one business day after being sent, if sent by reputable, internationally recognized overnight courier service or (iv) three (3) business days after being mailed, if sent by registered or certified mail, prepaid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, to:

Biotech Acquisition Company
545 West 25th Street
New York, NY 10001, 20th Floor
Attn: Ivan Jarry, Chief Operating Officer
Telephone No.: (415) 994-6363
Email: ivan.jarry@sprim.net

with copies (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn: Matthew A. Gray, Esq.
Telephone No.: (212) 370-1300
Email: mgray@egsllp.com

If to the Placement Agents, to:

Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10019
Attn: Khaled Habayeb
Telephone No.: (646) 932-9323
Email: khaled.habayeb@barclays.com

and

Cantor Fitzgerald & Co.
110 East 59th Street
New York, NY 10022
Attn: Head of Investment Banking
Email: sage.kelly@cantor.com

with copies (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attn: Risë Norman
Telephone No.: (212) 455-3080
Email: rnorman@stblaw.com

and

Cantor Fitzgerald & Co.
110 East 59th Street
New York, NY 10022
Attn: General Counsel
Email: #legal-IBD@cantor.com

Notice to Subscriber shall be given to the address underneath Subscriber’s name on the signature page hereto.

(o) The headings set forth in this Subscription Agreement are for convenience of reference only and shall not be used in interpreting this Subscription Agreement. In this Subscription Agreement, unless the context otherwise requires: (i) whenever required by the context, any pronoun used in this Subscription Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein”, “hereto” and “hereby” and other words of similar import in this Subscription Agreement shall be deemed in each case to refer to this Subscription Agreement as a whole and not to any particular portion of this Subscription Agreement. As used in this Subscription Agreement, the term: (w) “Representatives” with respect to any person shall mean such person’s affiliates and its and its affiliate’s respective directors, officers, employees, consultants, advisors, agents and other representatives; (x) “business day” shall mean any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business (excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York are generally open for use by customers on such day); (y) “person” shall refer to any individual, corporation, partnership, trust, limited liability company or other entity or association, including any governmental or regulatory body, whether acting in an individual, fiduciary or any other capacity; and (z) “affiliate” shall mean, with respect to any specified person, any other person or group of persons acting together that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such specified person (where the term “control” (and any correlative terms) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise). For the avoidance of doubt, any reference in this Subscription Agreement to an affiliate of the Company will include the Company’s sponsor, Biotech Sponsor LLC (the “Sponsor”).

(p) At Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties may reasonably deem practical and necessary in order to consummate the Offering as contemplated by this Subscription Agreement.

10. Certificates. The legend described in Section 5(b) of this Subscription Agreement shall be removed and the Company shall issue a certificate (or cause book-entries to be reflected) without such legend to the holder of the Shares upon which it is stamped or, at such holder’s request, issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), within three (3) business days of written request by Subscriber (i) if such Shares are registered for resale under the Securities Act, and the holder has sold or proposes to sell such Shares pursuant to such registration (provided, that the Company shall use its reasonable best efforts, and reasonably cooperate with such holder, to cause the removal of the legend in connection with a transfer by such holder of such Shares to a brokerage account in the absence of a sale or proposed sale of such Shares, provided further, that the Company and the transfer agent have timely received from such holder customary representations and any other documentation reasonably requested by the Company and the transfer agent in connection therewith), (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Shares may be made without registration under the applicable requirements of the Securities Act, or (iii) the Shares can be sold, assigned or transferred without restriction pursuant to Rule 144, including any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 (but, to the extent that the Company is able to do so using its best efforts, excluding any requirement for the Company to be in compliance with the current public information required under Rule 144(c) or Rule 144(i), as applicable), and in each case, the holder provides the Company with a customary undertaking to effect any sales or other transfers in accordance with the Securities Act. The Company shall be responsible for the fees of the applicable transfer agent, its legal counsel and all DTC fees associated with such issuance, including, without limitation, the fees for causing its counsel to deliver a legal opinion, if any, to the transfer agent in connection with transfers under Rule 144 by Subscriber and Subscriber shall be responsible for all other fees and expenses (including, without limitation, any applicable broker fees, any applicable transfer taxes). To the extent required by the Company’s transfer agent, the Company shall use commercially reasonable efforts to cause its legal counsel to deliver a customary opinion within three (3) business days of the delivery of all reasonably necessary representations and other documentation from Subscriber as reasonably requested by the Company’s transfer agent.

11. Non-Reliance and Exculpation. Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person other than the statements, representations and warranties of the Company contained in this Subscription Agreement in making its investment or decision to invest in the Company. Subscriber further acknowledges and agrees that neither (i) any other purchaser pursuant to other subscription agreements entered into in connection with the Offering (including the controlling persons, members, officers, directors, partners, agents, employees or other Representatives of any such other purchaser) nor (ii) any Placement Agent, its affiliates or any of its or its affiliates’ respective control persons, officers, directors, employees or other Representatives, shall be liable to Subscriber pursuant to this Subscription Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares. Subscriber acknowledges that no Placement Agent, nor any of their respective Representatives: (a) shall be liable to Subscriber for any improper payment made in accordance with the information provided by the Company; (b) makes any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Subscription Agreement or the Transaction Agreement (together with any related documents, the “Transaction Documents”); or (c) shall be liable to Subscriber (whether in tort, contract or otherwise) (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Subscription Agreement or any Transaction Document or (y) for anything which any of them may do or refrain from doing in connection with this Subscription Agreement or any Transaction Document, except for their gross negligence, willful misconduct or bad faith.

12. Independent Nature of Investment. The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under this Subscription Agreement or any Other Subscriber or other investor under the Other Subscription Agreements. The decision of Subscriber to purchase Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company, Blade or any of its subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and Other Subscribers or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and Other Subscribers or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Shares or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

{SIGNATURE PAGES FOLLOW}

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Biotech Acquisition Company

By:
Name:
Title:

{Signature Page to Subscription Agreement}

{SUBSCRIBER SIGNATURE PAGE TO THE SUBSCRIPTION AGREEMENT}

IN WITNESS WHEREOF, the undersigned has caused this Subscription Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name(s) of Subscriber:_____________________________________________________________________

Signature of Authorized Signatory of Subscriber:_________________________________________________

Name of Authorized Signatory:_______________________________________________________________

Title of Authorized Signatory:________________________________________________________________

Address for Notice to Subscriber:

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

Attention:______________________________________________________________________

Email:_________________________________________________________________________

Facsimile No.:___________________________________________________________________

Telephone No.:__________________________________________________________________

Address for Delivery of Shares to Subscriber (if not same as address for notice):

______________________________________________________________________

______________________________________________________________________

______________________________________________________________________

Subscription Amount: $_________________________________________________________________

Number of Shares: ____________________________________________________________________

Name in which Shares are to be issued: ____________________________________________________

Subscriber status (mark one): ☐ U.S. investor ☐ Non-U.S. investor

EIN Number:___________________________________

Exhibit A

Accredited Investor Questionnaire

Capitalized terms used and not defined in this Exhibit A shall have the meanings given in the Subscription Agreement to which this Exhibit A is attached.

The undersigned represents and warrants that the undersigned is an “accredited investor” (an “Accredited Investor”) as such term is defined in Rule 501(a) of Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”), for one or more of the reasons specified below (please check all boxes that apply):

_______	(i)	A natural person whose net worth, either individually or jointly with such person’s spouse or spousal equivalent, at the time of Subscriber’s purchase, exceeds $1,000,000;

The term “net worth” means the excess of total assets over total liabilities (including personal and real property, but excluding the estimated fair market value of Subscriber’s primary home). For the purposes of calculating joint net worth with the person’s spouse or spousal equivalent, joint net worth can be the aggregate net worth of Subscriber and spouse or spousal equivalent; assets need not be held jointly to be included in the calculation. There is no requirement that securities be purchased jointly. A spousal equivalent means a cohabitant occupying a relationship generally equivalent to a spouse.

_______	(ii)	A natural person who had an individual income in excess of $200,000, or joint income with Subscriber’s spouse or spousal equivalent in excess of $300,000, in each of the two most recent years and reasonably expects to reach the same income level in the current year;

In determining individual “income,” Subscriber should add to Subscriber’s individual taxable adjusted gross income (exclusive of any spousal or spousal equivalent income) any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

_______	(iii)	A director or executive officer of the Company;

_______	(iv)	A natural person holding in good standing with one or more professional certifications or designations or other credentials from an accredited educational institution that the U.S. Securities Exchange Commission (“SEC”) has designated as qualifying an individual for accredited investor status;

The SEC has designated the General Securities Representative license (Series 7), the Private Securities Offering Representative license (Series 82) and the Licensed Investment Adviser Representative (Series 65) as the initial certifications that qualify for accredited investor status.

_______	(v)	A natural person who is a “knowledgeable employee” as defined in Rule 3c-5(a)(4) under the Investment Company Act of 1940 (the “Investment Company Act”), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of the Investment Company Act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of the Investment Company Act;

_______	(vi)	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

_______	(vii)	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

_______	(viii)	An investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 (the “Investment Advisers Act”) or registered pursuant to the laws of a state, or an investment adviser relying on the exemption from registering with the SEC under the section 203(l) or (m) of the Investment Advisers Act;

_______	(ix)	An insurance company as defined in section 2(13) of the Exchange Act;

_______	(x)	An investment company registered under the Investment Company Act or a business development company as defined in Section 2(a)(48) of that Act;

_______	(xi)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

_______	(xii)	A Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

_______	(xiii)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state, or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

_______	(xiv)	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

_______	(xv)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

_______	(xvi)	An organization described in Section 501(c)(3) of the Internal Revenue Code, or a corporation, business trust, partnership, or limited liability company, or any other entity not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

_______	(xvii)	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

_______	(xviii)	A “family office” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act with assets under management in excess of $5,000,000 that is not formed for the specific purpose of acquiring the securities offered and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

_______	(xix)	A “family client” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act, of a family office meeting the requirements set forth in (xviii) and whose prospective investment in the issuer is directed by a person from a family office that is capable of evaluating the merits and risks of the prospective investment;

_______	(xx)	A “qualified institutional buyer” as defined in Rule 144A under the Securities Act;

_______	(xxi)	An entity, of a type not listed above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000; and/or

_______	(xxii)	An entity in which all of the equity owners qualify as an accredited investor under any of the above subparagraphs.

_______	(xxiii)	Subscriber does not qualify under any of the investor categories set forth in (i) through (xxi) above.

2.1	Type of Subscriber. Indicate the form of entity of Subscriber:

☐	Individual	☐	Limited Partnership
☐	Corporation	☐	General Partnership
☐	Revocable Trust	☐	Limited Liability Company
☐	Other Type of Trust (indicate type):	________________________________ ________________________________
☐	Other (indicate form of organization):

2.2.1	Indicate the approximate date Subscriber entity was formed: _____________________.

2.2.2	Initial the line below which correctly describes the application of the following statement to Subscriber’s situation: Subscriber (x) was not organized or reorganized for the specific purpose of acquiring the Securities and (y) has made investments prior to the date hereof, and each beneficial owner thereof has and will share in the investment in proportion to his or her ownership interest in Subscriber.

__________ True

__________ False

If the “False” line is initialed, each person participating in the entity will be required to fill out a Subscription Agreement.

Subscriber:

Subscriber Name: __________________

By:
Signatory Name:
Signatory Title:

Date:

Exhibit B

Investor Representation Letter

Barclays Capital Inc. 745 Seventh Avenue New York, NY 10019	Cantor Fitzgerald & Co. 110 East 59th Street New York, NY 10022

Re:	Purchase of Common Shares (the “Securities”) issued by Biotech Acquisition Company (the “Company”) pursuant to the Subscription Agreement to which this Exhibit B is attached (the “Subscription Agreement”)

Ladies and Gentlemen:

With respect to the offer and sale of the Securities to be issued by the Company in connection with the Company’s proposed initial business combination with Blade Therapeutics, Inc. (“Blade” or the “Target”) (the “Transaction”), we represent, warrant, agree and acknowledge, on behalf of ourselves and each account for which we are acquiring the Securities, as follows:

1.	No disclosure or offering document has been prepared in connection with the offer and sale of the Securities by Barclays Capital Inc. (“Barclays”) or Cantor Fitzgerald & Co. (“CF&CO” and, together with Barclays, the “Placement Agents”).

2.	(a) We have conducted our own investigation of the Company, the Target, the Transaction and the Securities and we have not relied on any statements or other information provided by the Placement Agents concerning the Company, the Target, the Transaction or the Securities or the offer and sale of the Securities, (b) in making our decision to purchase the Securities, we are not relying upon, and have not relied upon, any statements, representations or warranties or other information made or provided by the Placement Agents concerning the Company, the Target, the Transaction, or the Securities or the offer and sale of the Securities, (c) we have had access to, and an adequate opportunity to review, financial and other information as we deem necessary to make our decision to purchase the Securities, (d) we have been offered the opportunity to ask questions of the Company and the Target and received answers thereto, as we deemed necessary in connection with our decision to purchase the Securities; and (e) we have made our own assessment and have satisfied ourselves concerning the relevant tax and other economic considerations relevant to our investment in the Securities. No review of disclosure documents, inquiries, assessment or due diligence or other investigation conducted by us or on our behalf in connection with making our decision to acquire the Securities, nor any representations or warranties made by us herein, shall modify, amend, limit or otherwise affect our right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained in the Subscription Agreement.

3.	Each Placement Agent and its directors, officers, employees, affiliates, representatives and controlling persons have made no independent investigation with respect to the Company, the Target or the Securities or the accuracy, completeness or adequacy of any information supplied to us by the Company or the Target.in connection with our purchase of the Securities pursuant to the Subscription Agreement.

4.

In connection with the issue and purchase of the Securities, the Placement Agents have not acted as our financial advisor or fiduciary. In addition, we acknowledge and agree that the Placement Agents have not provided any recommendation or investment advice nor have the Placement Agents solicited any action from us with respect to the offer and sale of the Securities and we have consulted with our own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. We further acknowledge and agree that, although the Placement Agents may choose to provide certain Regulation Best Interest and Form CRS disclosures or other documentation to us in connection with the offer and sale of the Securities, the Placement Agents are not making a recommendation to us to participate in the offer and sale of the Securities or enter into a subscription agreement with the Company with respect thereto, and nothing set forth in any such disclosure or documents that may be provided us from time to time is intended to suggest that the Placement Agents are making such a recommendation. We further acknowledge that Barclays is acting as placement agent in connection with the offer and sale of the Securities to be issued by the Company pursuant to subscription agreements and has also been engaged by Blade to provide financial and capital markets advisory services to Blade in connection with the Transaction and that Barclays may receive fees both for its placement agent services and financial advisory services.

5.	We are (x) a qualified institutional buyer (as defined in Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”)), and/or (y) an accredited investor (as defined in Rule 501 of the Securities Act).

6.	We (i) are a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (ii) have exercised independent judgment in evaluating our participation in the purchase of the Securities.

7.	We are aware that the sale to us is being made in reliance on a private placement exemption from registration under the Securities Act and are acquiring the Securities for our own account or for an account over which we exercise sole discretion for another qualified institutional buyer or accredited investor.

8.	We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our prospective investment in the Securities; and have the ability to bear the economic risks of our prospective investment and can afford the complete loss of such investment. None of the Placement Agents, any of its affiliates or any of its or their control persons, officers, directors or employees shall have any liability to us or any account for which we are acquiring the Securities in connection with our purchase of the Securities pursuant to the Subscription Agreement.

9.	The Securities have not been registered under the Securities Act or any other applicable securities laws, are being offered for sale to us in transactions not requiring registration under the Securities Act, and may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities laws, pursuant to any exemption therefrom or in a transaction not subject thereto.

Very truly yours,

Subscriber Name: __________________________

By:
Signatory Name:
Signatory Title:

Date: